Exhibit 23-a
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 2007, relating to the consolidated financial statements and consolidated financial statement schedule of Rockwell Automation, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 123R, Share Based Payments on October 1, 2005, FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations on September 30, 2006 and Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – An Amendment of FASB Statements No. 87,88, 106, and 132R on September 30, 2007) and the effectiveness of Rockwell Automation Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Rockwell Automation, Inc. for the year ended September 30, 2007, our report dated June 23, 2006 (June 15, 2007 as to Notes 2 and 3) relating to the financial statements of the Rockwell Automation Retirement Savings Plan for Salaried Employees as of December 31, 2005 and for the year then ended (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adoption of FASB Staff Position AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit-Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans), appearing in the Annual Report on Form 11-K of the Rockwell Automation Retirement Savings Plan for Salaried Employees for the year ended December 31, 2006, our report dated June 23, 2006 (June 15, 2007 as to Notes 2 and 3) relating to the financial statements of the Rockwell Automation Retirement Savings Plan for Hourly Employees as of December 31, 2005 and for the year then ended (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adoption of FASB Staff Position AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit-Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans), appearing in the Annual Report on Form 11-K of the Rockwell Automation Retirement Savings Plan for Hourly Employees for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
March 3, 2008